Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-282496) on Form S-8 of our report dated March 20, 2025, with respect to the consolidated financial statements of FrontView REIT, Inc.

/s/ KPMG LLP

Dallas, Texas
March 20, 2025